Exhibit 77C for IDS Life Series Fund, Inc.

         RESULTS OF IDS LIFE SERIES FUND, INC., EQUITY INCOME PORTFOLIO
                      SPECIAL MEETING HELD ON JUNE 9, 2004
                                   (Unaudited)

A brief description of the proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below.

To approve an Agreement and Plan of Reorganization with respect to the reorganization between the Fund and AXP Variable Portfolio - Diversified Equity Income.


Dollars Voted "For"   Dollars Voted "Against"    Abstentions    Broker Non-Votes
 11,756,263.743           232,024.171            515,305.678         0.000


             RESULTS OF IDS LIFE SERIES FUND, INC., EQUITY PORTFOLIO
                      SPECIAL MEETING HELD ON JUNE 9, 2004
                                   (Unaudited)

A brief description of the proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below.

To approve an Agreement and Plan of Reorganization with respect to the reorganization between the Fund and AXP Variable Portfolio - Capital Resource.


Dollars Voted "For"   Dollars Voted "Against"     Abstentions   Broker Non-Votes
 570,034,644.919          28,776,249.466         27,896,828.073       0.000


     RESULTS OF IDS LIFE SERIES FUND, INC., GOVERNMENT SECURITIES PORTFOLIO
                      SPECIAL MEETING HELD ON JUNE 9, 2004
                                   (Unaudited)

A brief description of the proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below.

To approve an Agreement and Plan of Reorganization with respect to the reorganization between the Fund and AXP Variable Portfolio - Short Duration U.S. Government.


Dollars Voted "For"   Dollars Voted "Against"    Abstentions    Broker Non-Votes
  24,621,773.949          533,646.174            834,357.364         0.000
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             RESULTS OF IDS LIFE SERIES FUND, INC., INCOME PORTFOLIO
                      SPECIAL MEETING HELD ON JUNE 9, 2004
                                   (Unaudited)

A brief description of the proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below.

To approve an Agreement and Plan of Reorganization with respect to the reorganization between the Fund and AXP Variable Portfolio - Diversified Bond.


Dollars Voted "For"   Dollars Voted "Against"      Abstentions  Broker Non-Votes
  79,480,984.882          3,576,358.547          3,518,018.866      0.000


      RESULTS OF IDS LIFE SERIES FUND, INC., INTERNATIONAL EQUITY PORTFOLIO
                      SPECIAL MEETING HELD ON JUNE 9, 2004
                                   (Unaudited)

A brief description of the proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below.

To approve an Agreement and Plan of Reorganization with respect to the reorganization between the Fund and AXP Variable Portfolio - International.


Dollars Voted "For"   Dollars Voted "Against"      Abstentions  Broker Non-Votes
 181,690,480.339          8,404,562.516          7,314,811.441      0.000


            RESULTS OF IDS LIFE SERIES FUND, INC., MANAGED PORTFOLIO
                      SPECIAL MEETING HELD ON JUNE 9, 2004
                                   (Unaudited)

A brief description of the proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below.

To approve an Agreement and Plan of Reorganization with respect to the reorganization between the Fund and AXP Variable Portfolio - Managed.


Dollars Voted "For"   Dollars Voted "Against"      Abstentions  Broker Non-Votes
 360,427,011.513          15,925,925.044         17,267,442.891     0.000

          RESULTS OF IDS LIFE SERIES FUND, INC., MONEY MARKET PORTFOLIO
                      SPECIAL MEETING HELD ON JUNE 9, 2004
                                   (Unaudited)

A brief description of the proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below.

To approve an Agreement and Plan of Reorganization with respect to the reorganization between the Fund and AXP Variable Portfolio - Cash Management.


Dollars Voted "For"   Dollars Voted "Against"      Abstentions  Broker Non-Votes
  45,097,438.817          1,873,808.511          2,422,847.962      0.000